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                                                                EXHIBIT 23.4

INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 1 to Registration Statement No. 333-39585 of Oppenheimer Capital, L.P. on Form S-1 of our report dated February 2, 1996, relating to the consolidated financial statements of PIMCO Advisors L.P. and subsidiaries as of December 31, 1995 and for each of the two years in the period then ended appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

December 9, 1997
Costa Mesa, California